Exhibit 10.1

TERMINATION AND TRANSFER AGREEMENT

BETWEEN:

AEGERA THERAPEUTICS INC., a corporation incorporated under the laws of Canada, having a place of business at 810 Chemin du Golf, Île-des-Sœurs, Montreal, Québec H3E 1A8, Canada

(hereinafter referred to as “Aegera”)

AND:	CURIS, INC., a corporation incorporated under the laws of Delaware, having a place of business at 61 Moulton Street, Cambridge, MA 02138, U.S.A. (hereinafter referred to as “Curis”)

WHEREAS Aegera and Curis are parties to a license and collaboration agreement dated as of January 5, 2001, as amended by a letter dated March 20, 2001 (collectively, the “License Agreement”), whereby the parties agreed to cooperate with each other in order to develop potential therapeutics and diagnostics from stem cell technologies;

WHEREAS Curis has indicated, in a letter dated February 6, 2003, that it has divested itself of its stem cell technology and associated research functions and that it is not likely to make future use of the remaining Aegera stem cell intellectual property assets;

AND WHEREAS Aegera and Curis hereby agree to terminate the License Agreement in accordance with the terms and conditions set forth hereinafter;

NOW, THEREFORE, the parties covenant and agree as follows:

1.	DEFINITIONS

1.1	“Business” shall mean the business of developing and commercializing therapeutic, prophylactic and diagnostic products from stem cell technologies, including but not restricted to all research, derivations, amplifications and applications of skin-derived precursor cells (“SKPs”).

1.2	“Business Day” means any day of the year, other than a Saturday, Sunday, or any day on which banks are required or authorized to close in Cambridge, Massachusetts.

1.3	“Confidential Information” shall mean all technology, data, materials, products, technical information, commercialization, clinical and research strategies, know-how and trade secrets falling under the Aegera Technologies, the Aegera or the Curis technologies specified in Section 6.4 of the License Agreement, the McGill Contract and the Collaboration Rights disclosed by one party (the “Disclosing

Party”) to the other up to the Termination Date; provided that “Confidential Information” shall not include (i) information that is or becomes part of the public domain through no fault of the non-Disclosing Party or its Affiliates; (ii) information that is obtained after the date hereof by the non-Disclosing Party or one of its Affiliates from any Third Party which is lawfully in possession of such Confidential Information and not in violation of any contractual or legal obligation to the Disclosing Party with respect to such Confidential Information; (iii) information that is known to the non-Disclosing Party or one or more of its Affiliates prior to disclosure by the Disclosing Party, as evidenced by the non-Disclosing Party’s written records; and (iv) information that is required to be disclosed to any governmental authorities or pursuant to any regulatory filings, but only to the limited extent of such legally required disclosure and only upon providing the right to the non-Disclosing Party to contest such disclosure in the appropriate legal forum.

1.4	“Curis Rights” shall mean any right, title or interest of Curis under the License Agreement with respect to the Aegera Technologies and the Collaboration Rights (including, without limitation, the Aegera Invented Patent Rights, the Jointly Invented Patent Rights and the Curis Invented Patent Rights).

1.5	“Liens” shall mean (i) any and all hypothecs, mortgages, pledges, privileges, liens, security interests, transfers of property in stock, charges, deposits, servitudes, easements, reserves, conditional sales contracts, ownership or title retention agreements, leases, occupation rights, encroachments, restrictive covenants, title defects and other encumbrances or rights of others of any nature whatsoever or however arising, (ii) any and all arrangement or condition that in substance secures payment or performance of an obligation, and (iii) any and all actions, claims or demands of any nature whatsoever or howsoever arising.

1.6	Other capitalized terms contained in this Agreement shall have the same meanings ascribed thereto under the License Agreement.

2.    TERMINATION

Aegera and Curis hereby mutually agree that the License Agreement shall terminate and be of no further force or effect, and that this Agreement shall become effective, as of the date on which the covenants pursuant to Sections 4 and 5 of this Agreement have been fulfilled or April 30, 2003, whichever is later (the “Termination Date”).

3.    REVERSION AND ASSIGNMENT OF RIGHTS

3.1    Aegera Technologies

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Curis hereby agrees to assign back to Aegera, effective as of the Termination Date, any right which has or may have been licensed to it with respect to the Aegera Technologies, including, but not limited to, the patent applications listed in Schedule 3.1 hereto.

3.2    Collaboration Rights

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Curis hereby agrees to assign to Aegera, effective as of the Termination Date, any right, title and interest that it has or may have in the Collaboration Rights (including the Aegera Invented Patent Rights, the Jointly Invented Patent Rights and the Curis Invented Patent Rights), and assigns back to Aegera any right which may have been licensed to Curis with respect to the Collaboration Rights.

3.3    Execution of Transfers

Curis shall execute (and require its employees, agents, independent contractors or collaborators to execute) any assignments or other documents necessary to convey and assign to Aegera all of its rights, title and interest in the Curis Rights in accordance with the provisions of this Agreement.

4.    DESTRUCTION OF PRODUCTS AND DOCUMENTS

Curis has previously provided Aegera with copies, in the form of periodic reports, of any and all data (including profiling data and results on insulin work) and technical information relating to the Business. to the extent Curis has additional information such as record, notes and materials, including cell lines, related to the Business, under its possession or control (collectively, the “Products and Documents”), Curis shall destroy the same and shall confirm the same in writing to Aegera .

5.    REMITTANCE OF FUNDS (FOREIGN EXCHANGE GAINS)

Effective as of the Termination Date, Aegera shall pay to Curis the sum of Cdn $114,518.65 in immediately available funds by wire transfer to a bank account specified by Curis, such sum representing funds generated through foreign exchange gains during the Research Term for the period of June 1, 2001 to July 31, 2002.

6.    REPRESENTATIONS AND WARRANTIES

6.1	Each party to this Agreement represents and warrants to the other party that it is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.

6.2	Each party has full corporate power and authority and has taken all requisite corporate or other action to enable it to execute and deliver this Agreement and any other required documents and to perform its respective obligations hereunder and thereunder.

6.3	This Agreement constitutes, and any other required documents executed by a party hereto will constitute, valid and legally obligations of each of them, enforceable against each of them in accordance with their respective terms and conditions.

6.4	Curis represents and warrants that (i) it has authority to assign to Aegera all of its rights, title and interest in the Curis Rights; (ii) it has exclusive rights with respect to the Curis Rights (subject to the McGill Rights); (iii) it has not sub-licensed or otherwise granted any rights to any Third Party with respect to the Curis Rights; (iv) it has not permitted to be imposed, or that it is not aware of, any Liens upon any of the Curis Rights; and (v) to the best of its knowledge there are no claims that the Curis Rights violate the rights of any Third Party.

7.    MUTUAL RELEASE

Each of the parties hereto, on behalf of itself, its respective predecessors, successors and assigns, hereby agrees to fully and forever release, acquit and discharge the other, for itself, its respective predecessors, successors and assigns, effective as of the Termination Date, from any and all actions, claims and demands which either of the parties may heretofore have had, may have or may hereafter have, arising out of, related to or in connection with the License Agreement, either directly or indirectly; save and except (i) in respect of any claim, action, demand or damage resulting from a breach of any representation, warranty or obligation contained in this Agreement.

8.    CONFIDENTIALITY

Curis hereby shall not use, divulge, diffuse, sell, transfer, give, publish, circulate, or otherwise distribute to any Third Party, or otherwise disclose to the public, any Confidential Information, at anytime hereafter unless with the prior written consent of Aegera.

9.    SURVIVAL OF LICENSE AGREEMENT PROVISIONS

Notwithstanding Section 12.8 or any other provisions of the License Agreement, the parties hereby agree that none of the provisions of the License Agreement shall survive the termination of the License Agreement.

10.    MISCELLANEOUS

10.1    Assignment

This Agreement and any of the rights of any party hereto may not be assigned by any party except with the prior written consent of the other party except to an acquirer of all or substantially all of the capital stock or assets of either party.

10.2    Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all parties all signed the same document. All counterparts will be construed together and will constitute one and the same agreement. This Agreement may be executed by the parties and transmitted by facsimile transmission and if so executed and transmitted this Agreement will be for all purposes as effective as if the parties had delivered and executed one original Agreement.

10.3    Entire Agreement

Except as specifically provided herein, this Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements between the parties relating to the termination of the License Agreement, whether oral or written. There are not and shall not be any oral statements, representations, warranties, undertakings or agreements between the parties and this Agreement may not be amended or modified in any respect except by written instruments signed by all of the remaining parties.

10.4    Enurement

This Agreement shall enure to the benefit of and be binding on the respective successors and permitted assigns of each of the parties.

10.5    Further Assurances

The parties shall execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

10.6    Notices

Any notice or other document required or permitted to be given to any party hereto shall be validly given if delivered personally or sent by facsimile or prepaid registered mail to any party at the following address:

(a)    If to Aegera:

Aegera Therapeutics Inc.

810 Chemin du Golf

Île-des-Sœurs

Montreal, Québec H3E 1A8

Attention : Michael Atkin

Fax : (514) 288-9280

(b)    If to Curis:

Curis, Inc.

61 Moulton Street

Cambridge, MA 02138

U.S.A.

Attention :    Daniel R. Passeri

Fax :             (617) 492-8287

Any such notice or other document delivered personally shall be deemed to have been received by and given on the date of such delivery (provided that such day is a Business Day and, if not, on the next following Business Day). Any notice sent by facsimile shall be deemed to have been received on the next Business Day following the day on which it was transmitted. Any notice sent by prepaid registered mail shall be deemed to have been received and given on the fifth

Business Day following the date of mailing; provided, however, that if there shall be, between the time of mailing and the actual date of receipt, a mail strike, slowdown or other labour dispute that might affect the delivery of such notice by mail, then such notice shall only be effective if delivered in person as aforesaid. Any party may at any time give notice to the other parties of any change of address in accordance with the foregoing provisions hereof.

10.7    Severability

The parties agree that if any covenant or provision of this Agreement is determined by a court of competent jurisdiction to be void or unenforceable in whole or in part, then such void or unenforceable covenant or provision may be severed from the remainder of this Agreement and such severance shall not affect or impair the enforceability or validity of the balance of the Agreement or any other covenant or provision.

10.8    Waiver

No provision of this Agreement shall be deemed to be waived unless such waiver is in writing. Any waiver of any default by any party hereto in the observance or the performance of any part of this Agreement shall not extend to or be taken in any manner to affect any other default.

10.9    Governing Law

The rights and obligations of the parties hereto shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the 24th of April, 2003.

AEGERA THERAPEUTICS, INC.

Per: /s/ Michael Atkin

CURIS, INC.

Per: /s/ Daniel R. Passeri

AEGERA THERAPEUTICS, INC.

SCHEDULE 3.1

Curis No.	Serial No.	Filing Date	Status	Title	Product
CUR-120CP5PC	PCT/CA01/00047	01/24/2001	Pending	Pharmaceuticals containing multipotential precursor cells from tissues containing sensory receptors	Stem Cells Cell Therapy
CUR-120CP2US	08/920,272	08/22/1997	Pending	Pharmaceuticals containing multipotential precursor cells from tissues containing sensory receptors	Stem Cells
CUR-120CP3US	09/490,422	01/24/2000	Abandoned	Multipotent neural stem cells from peripheral tissues and uses therefor	Stem Cells
CUR-120CP4US	09/670,049	09/25/2000	Pending	Multipotent neural stem cells from peripheral tissues and uses thereof	Stem Cells
CUR-120 US	60/024,456	08/27/1996	Expired	Pharmaceuticals containing multipotential precursor cells from olfactory epithelium
CUR-120CP US	60/024,590	08/26/1996	Expired	Pharmaceuticals containing multipotential precursor cells from olfactory epithelium
CUR-120CP2CA	2,213,780	08/22/1997	Pending	Pharmaceuticals containing multipotential precursor cells from tissues containing sensory receptors	Stem Cells
CUR-120CP6US	09/916,639	07/26/2001	Pending	Pharmaceuticals containing multipotential precursor cells from tissues containing sensory receptors	Stem Cells Cell Therapy
CUR-120CP7US	09/991,479	11/09/2001	Pending	Pharmaceuticals containing multipotential precursor cells from tissues containing sensory receptors	Stem Cells Cell Therapy
CUR-120CP8US	09/991,480	11/09/2001	Pending	Pharmaceuticals containing multipotential precursor cells from tissues containing sensory receptors	Stem Cells Cell Therapy
CUR-120CP9US	60/364,718	03/15/2002	Pending	Multipotent Stem Cells from Peripheral Tissues and Uses Thereto	Stem Cells Cell Therapy
CUR-120CP9CUS	10/099,539	03/15/2002	Pending	Multipotent Stem Cells from Peripheral Tissues and Uses Thereto	Stem Cells Cell Therapy
CUR-120CP5US	10/181,508	01/24/2001	Pending	Pharmaceuticals containing multipotential precursor cells from tissues containing sensory receptors	Stem Cells Cell Therapy
CUR-120CP10US	60/398,680	07/26/2002	Pending	Multipotent Stem Cells from Peripheral Tissues and Uses Thereto	Stem Cells Cell Therapy
CUR-120CP5EP		01/24/2001	Pending	Pharmaceuticals containing multipotential precursor cells from tissues containing sensory receptors	Stem Cells Cell Therapy
CUR-120CP5AU	28216/01	01/24/2001	Pending	Pharmaceuticals containing multipotential precursor cells from tissues containing sensory receptors	Stem Cells Cell Therapy
CUR-120CP5CA		01/24/2001	Pending	Pharmaceuticals containing multipotential precursor cells from tissues containing sensory receptors	Stem Cells Cell Therapy
CUR-120CP5IL	150789	01/24/2001	Pending	Pharmaceuticals containing multipotential precursor cells from tissues containing sensory receptors	Stem Cells Cell Therapy
CUR-120CP5JP	2001-553922	01/24/2001	Pending	Pharmaceuticals containing multipotential precursor cells from tissues containing sensory receptors	Stem Cells Cell Therapy